Exhibit 4.376

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS MEDIA

LICENSE

No. 157431 dated August 04, 2017

For Rendering

Intra-Area Telephone Communications Services

This license is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity (Individual Entrepreneur)

(OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Principal place of business (residence):

4, Marksistskaya street, Moscow, 109147

The territory of communication service rendering is specified in the appendix hereto.

This License is valid through:

until August 04, 2022

This license is granted by decision of the licensing body — Order dated August 04, 2017 No. 497-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Acting Head	/Signature/ A. A. Pankov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS MEDIA

PSRN 1087746736296

CN 094546

Appendix to the License No. 157431**

Licensing Requirements

1.                   Public Joint Stock Company Mobile TeleSystems (licensee) shall observe the term of this license.

Abbreviated name:

MTS PJSC

PSRN 1027700149124	TIN 7740000076

Principal place of business:

4, Marksistskaya street, Moscow, 109147

2.                   The licensee shall commence provision of telecommunications services under this license on or before August 04, 2019.

3.                 The licensee shall provide telecommunications services under this license only within the territory of the Tver Region.

4.                   Under this license the licensee shall provide a subscriber and/or user* with:

a)                  intra-area telephone connections for:

transmission of voice information;

transmission of facsimile messages;

transmission of data;

b)                  access to telematic communications services and data communication services, except for data communication services for voice transmission;

c)                   access to the information inquiry support system.

5.                   The licensee shall provide telecommunications services in accordance with the rules of telecommunications services, as approved by the Government of the Russian Federation.

6.                 When providing telecommunications services, the licensee shall observe the telecommunications network connection and interoperability rules, as approved by the Government of the Russian Federation, in case of connection of the licensee’s intra-area telephone network(s) to the public telecommunications network, connection to the licensee’s intra-area telephone network(s) of other telecommunications networks, recording and transmission of traffic in the licensee’s intra-area telephone network(s), recording and transmission of traffic from (to) telecommunications networks of other operators.

188377

1

7.                   This license has been granted based on the results of consideration of the application for issue of the license, other than by a bidding process (auction, competitive tender). No license requirements are established with respect to fulfillment by the licensee of its obligations assumed as a result of participation in a bidding process (auction, competitive tender) for the relevant license.

8.                   When providing telecommunications services under this license, the radio-frequency spectrum is not used.

9.                 The licensee shall have an appropriate telecommunications network management system meeting the regulatory requirements to telecommunications network management systems established by the federal executive authority responsible for telecommunications.

10.            The licensee shall fulfill the requirements to telecommunications networks and facilities for performance of investigative activities, as established by the federal executive authority responsible for telecommunications upon agreement with the authorized state bodies engaged in investigative activities, and take measures to prevent disclosure of organizational and tactical methods of performance of these activities.

11.            The licensee shall provide information on the basis for accrual of the mandatory deductions (non-tax payments) to the universal service fund in the manner and in the form established by the federal executive authority responsible for telecommunications.

* In addition to the services provided for by this license, other services technologically closely related to intra-area telephone communications services and intended for increase in their customer value may be provided, unless a separate license is required for this purpose.

2

Numbered, bound and sealed

3 (three) page(s).

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I. Yu. Zavidnaya

AUGUST 14, 2017

Official seal:

MINISTRY OF TELECOM AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS MEDIA

PSRN 1087746736296

188378